UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 8, 2010
VHGI HOLDINGS, INC.
(Exact name of Company as specified in its charter)
Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
325 West Main St., Suite #240, Lexington, Kentucky	40507
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:	(859) 266-9772

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 8, 2010, VHGI Gold, LLC, a Texas limited liability company (“VHGI Gold”), which is a wholly owned subsidiary of VHGI Holdings, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Western Sierra Mining Corporation, a Utah corporation (“WSMC”), pursuant to which VHGI Gold agreed to purchase the rights to certain mining claims located within the state of Arizona for a total purchase price consisting of (i) 5,000,000 shares of the Company’s common stock, (ii) a $60,000 cash payment, (iii) a promissory note in the amount of $240,000, (iv) a royalty payment equal to 2% of gross sales of all gold processed from the purchase mining claims, and (v) an additional 2,500,000 shares of the Company’s common stock (1,250,000 of which may, at the option of either VHGI Gold or WSMC, be paid instead in cash).

The transactions contemplated by the Purchase Agreement are subject to several conditions precedent, including the procurement of any consents required by state law or under contracts to which WSMC or VHGI Gold are parties.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement dated June 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI HOLDINGS, INC.
(Company)

Date	June 14, 2010
By:		/s/ Scott A. Haire
Name		Scott A. Haire
Title:		Chief Executive Officer